CONTRACT ADDENDUM

This being an addendum to Exhibit A of the Agreement between Network Dynamics Corp. Inc. and REMG, Inc. of 20 June 2005 for services.

DESIGN SERVICES

1. Services.
   a) For one month beginning on July 1, Consultant will be additionally responsible for basic design and design coordination services for the Product, excluding specialized services. Consultant will provide a designer/marketer for this purpose.
   b) Renewal, if any, shall be negotiated at the end of July.
2. Work Plan
   a) Consultant is assigned the following work plan for July. Consultant agrees to exert its best efforts to deliver the following by the end of the month of July:
      1. Familiarization with the design of competitors' products.
      2. Collaborate with Client to develop a new graphical theme for the Network Dynamics products listed below.
         - SpyBlocs Version 7 ("Spymatic")
         - Security Toolbar ("Toolbar")
      3. Develop all creative elements (Graphics) for Toolbar and Spymatic – this includes button naming, process naming, function naming, interface layout, all pop-up screens, all interface screens.
      4. Insert and update existing copy for Toolbar and Spymatic. (Text may require additional work for release, not in this scope.)
      5. Produce all design elements associated with Toolbar and Spymatic – including comps and any and all design elements. Deliver graphics in the format specified by Network Dynamics.
      6. It is understood that Client may require additional work on these deliverables prior to launch of the product and that the product may go through changes which require additional design, copy and production work which shall extend into future work periods.
3. Compensation.
   a) Design Services Fee: Client shall pay Consultant a fee for this Work Plan of **US$6,000**, payable $3,000 in advance and $3,000 at time of completion of the Work Plan. It is understood and agreed that this is a special fee and that a renewal may not be at the same rate.

SIGNATURE PAGE FOLLOWS

SIGNATURE PAGE

Agreed this day 1 July 2005 by the undersigned:

CLIENT: Network Dynamics Corporation

By: ____________________

Name: Gary Guseinov

Title: Chief Executive Officer

Address: 12121 Wilshire Blvd. Suite 305
Los Angeles, California 90025

REMG, INC.

By: ____________________

Name: Riggs Eckelberry

Title: President

Address: 36 Anchorage Street #1
Marina Del Rey, California 90292

CONSULTING AGREEMENT

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This Consulting Agreement ("Agreement") is made and entered into as of the 1st day of June, 2005 between Network Dynamics Corporation, located at 12121 Wilshire Blvd. Suite 305 Los Angeles, California 90025 (the "Client"), and REMG, Inc., located at 36 Anchorage Street, #1, Marina Del Rey, California ("Consultant"). The Client desires to retain Consultant as an independent contractor to perform consulting services for the Client and Consultant is willing to perform such services, on terms set forth more fully below.

In consideration of the mutual promises contained herein, the parties agree as follows:

1. Services and Compensation
    a. Consultant agrees to perform for the Client the services ("Services") described in Exhibits A and B, attached hereto.
    b. The Client agrees to pay Consultant the compensation set forth in Exhibit A for the performance of the Services.
2. Confidential Information, Intellectual Property and Property Rights
    a. Definitions.
        i. "Intellectual Property" shall mean all intangibles, including but not limited to, inventions, works of authorship, documents (whether in draft or final, complete or incomplete form), utility models, trade secrets, software, subroutines, codes, databases, algorithms, designs, know-how, processes, procedures, methodologies, ideas, marks, names, symbols, logos, industrial designs of any kind, text, translations, and any similar intangibles, as well as the prototypes, samples, copies, and other materialized forms or representations of such intangibles. Including:
            1. Spyblocs / Virublocs - a spyware and virus detection and removal software program which uses proprietary technology including community infrastructure communication, client server communication, real-time threat analysis, and definition distribution. Spyblocs / Virusblocs also use peer to peer technology. Spyblocs and Virusblocs are patent pending technologies.
            2. Security Toolbar is a software program browser toolbar alerting consumers of threats consisting but not limited to patch updates, viruses, spyware, phishing scams, and malicious websites.
        ii. "Proprietary Rights" shall mean copyrights, patent rights, rights to patent applications, trademarks, trade names, service marks, trade secrets, and designs of any kind, or any other proprietary rights to Intellectual Property, recognized in any country of the world, whether or not currently perfected.
        iii. "Confidential Information" means any Client proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customers, customer

lists, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed by the Client either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment. Notwithstanding the foregoing, Confidential Information shall NOT include information that: is or becomes part of the public domain through no act or omission of Contractor; was in Contractor's possession prior to the disclosure, provided that such Confidential Information was not previously obtained by Contractor either directly or indirectly from Client; is lawfully disclosed to Contractor by a third party who is not in breach of any obligation not to disclose the information; or is independently developed by Contractor.

b. New Intellectual Property. Subject to the foregoing, Client shall acquire all title, ownership and interest in and to all Intellectual Property and other Proprietary Rights that are created, discovered or learned by any party hereto, or by the parties jointly during the performance of this Agreement, which shall include but not be limited to the following:
   i. Anti-Spyware (Consumer, Enterprise)
   ii. Anti-Virus (Consumer, Enterprise)
   iii. Security Toolbar
   iv. Advertising Blocking and Management.

c. Use of New Intellectual Property and Proprietary Rights. To ensure that Client will be able to acquire, retain and use the Intellectual Property and Proprietary Rights to which it is entitled under this Agreement, Contractor shall promptly:
   i. disclose to the Client, or to any persons designated by Client, any and all Intellectual Property made, conceived, reduced to practice or learned during the performance of the Services (such obligation to disclose to continue for a period of two years following the expiration or termination of this Agreement),
   ii. transfer possession, ownership and title to any and all media, models, documents and other tangible media or objects containing Intellectual Property and Proprietary Rights to Client, and
   iii. provide Client with reasonable support, information, assistance and cooperation in connection with Client's efforts to perfect, register, secure, defend and enforce such Intellectual Property and Proprietary Rights of the Client.

d. Non-disclosure of Confidential Information. Contractor agrees to use the Client's Confidential Information only for the purposes of this Agreement, and to hold Client's Confidential Information in strict confidence during and for a period of two (2) years after the expiration or termination of this Agreement, except that Contractor's obligation not to disclose any of Client's trade secrets shall continue without limitation following the expiration or termination of this Agreement. Contractor agrees to take all reasonable steps to ensure that the Client's

Confidential Information is not disclosed or distributed in violation of the terms of this Agreement.

c. Exclusivity – Consultant agrees that for the term of this contract and 3 months after the termination – Consultant will not engage in any business relationships with any other company, person or entity for the purposes of developing, creating or distributing any internet security software (ie Anti-Virus, Anti-Spyware).

3. Reports

   a. Consultant agrees that it will provide weekly progress reports during the term of this Agreement to keep the Client advised as to Consultant's progress in performing the Services hereunder and that Consultant will, as requested by the Client, prepare written reports with respect thereto. It is understood that the time required in the preparation of such written reports shall be considered time devoted to the performance of Consultant's Services.

4. Conflicting Obligations

   a. Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from complying with the provisions hereof, and further certifies that Consultant will not enter into any such conflicting Agreement during the term of this Agreement.

5. Term and Termination

   a. This Agreement will commence on the date first written above for a term of **Four Months** and shall renew with mutual agreement of Consultant and Client.

   b. The Client may terminate this Agreement upon giving thirty (30) days' prior written notice thereof to Consultant. Any such notice shall be addressed to Consultant at the address shown below or such other address as either party may notify the other of and shall be deemed given upon delivery if personally delivered, or forty-eight (48) hours after deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested.

   c. The Consultant may terminate this Agreement upon giving thirty (30) days' prior written notice thereof to Client. Any such notice shall be addressed to Client at the address shown below or such other address as either party may notify the other of and shall be deemed given upon delivery if personally delivered, or forty-eight (48) hours after deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested.

   d. Upon such termination all rights and duties of the parties toward each other shall cease except:

      i. That the Client shall be obliged to pay, within thirty (30) days of the effective date of termination, all amounts owing to Consultant for Services completed and accepted by the Client prior to the termination date and related expenses, if any, in accordance with the provisions of Section 1 (Services and Compensation) hereof; and

ii. That Sections 2 (Confidential Information, Intellectual Property and Property Rights) and 7 (Independent Contractor) shall survive termination of this Agreement.

6. Assignment

a. Assignment of this Agreement is allowed so long as the terms remain the same and the same consultants doing the work continue to do the work and the assignment is made to another entity in which the Consultant owns an equity interest of no less than twenty-five (25) percent. Otherwise this Agreement or any right or interest herein may not be assigned or transferred by Consultant without the consent of the Client, which shall not be unreasonably withheld.

7. Independent Contractor

a. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Client, but Consultant shall perform the Services hereunder as an independent contractor. Consultant agrees to furnish (or reimburse the Client for) all tools and materials necessary to accomplish this contract, and shall incur all expenses associated with performance, except as expressly provided on Exhibit A of this Agreement. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement, and Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes thereon. Consultant further agrees to indemnify the Client and hold it harmless to the extent of any obligation imposed on Client (i) to pay in withholding taxes or similar items or (ii) resulting from Consultant's being determined not to be an independent contractor.

8. Arbitration and Equitable Relief

a. The Client and Consultant agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Los Angeles County, California, in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction. The Client and Consultant shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its respective counsel fees and expenses

9. Governing Law

a. This Agreement shall be governed by the laws of the State of California.

10. Entire Agreement

a. This Agreement is the entire agreement of the parties and supersedes any prior agreements between them with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CLIENT: Network Dynamics Corporation

By: ______________________

Name: Gary Guseinov

Title: Chief Executive Officer

Address: 12121 Wilshire Blvd. Suite 305
Los Angeles, California 90025

REMG, INC.

By: ______________________

Name: Riggs Eckelberry

Title: President

Address: 36 Anchorage Street #1
Marina Del Rey, California 90292

EXHIBIT A

SERVICES AND COMPENSATION

1. Services.
   i) Consultant will execute on an advisory project to release a new commercial product (The Product); the project being described by Exhibit B (Project Description).
2. Compensation.
   a) Monthly Fee: Client shall pay Consultant a monthly fee of **USD12,500**, payable in advance ("Monthly Fee")
   b) Client agrees to pay reasonably related expenses incurred by Consultant in the course of providing the Services to Client.
      i) Local Travel including travel to Client's work site: Mileage at a rate of $0.405/mile.
         (1) Local Travel is defined as any travel within a 300 mile radius of Marina Del Rey, California.
      ii) All Other Travel: Client will reimburse actual reasonable expenses incurred on approved travel.
      iii) All other expenses shall be subject to Client pre-approval.
      iv) All expense invoices will be due immediately upon receipt.

EXHIBIT B

PROJECT DESCRIPTION

Consultant will act as Client's product marketing agent.

The overall plan is to get the Product completed and into pre-release in time for a marketing preview which will wrap up in Q3, resulting in a hard launch into the 3rd quarter 2005.

- Consultant will work with Client's Development team to assure delivery of a well-focused product delivering a satisfactory user experience. Including:
  - Market Research
    1. Analyze current market.
    2. Analyze clients place in market
    3. Submit report based on clients position in current market including deficiencies and steps needed to be taken to correct them.
  - Competitive Analysis
    1. Identify Top 10 Competitors (client to assist)
    2. Head to head comparison of each competitor to identify required enhancements.
    3. Submit report based on findings including steps needed to be taken to implement required enhancements.
  - Current and Future Market Trends
    1. Identify current market trends.
    2. Analyze clients current processes including marketing and software functionality, updates, threat management, definition farming.
    3. Create report based on findings and recommendations on how to implement any deficiencies
  - **Product Planning**
    1. **Full analysis and decomposition of new product to generate specification and requirements documents.**
  - Software GUI Design Elements
    1. Analyze GUI including design and interface experience of top 10 competitors.
    2. Identify and correct deficiencies in new software mockups.
    3. Oversee GUI design and creation with designers.
    4. Communicate with current GUI designers or identify and engage new designers on how to enhance new design concepts based on findings.
    5. Create Software User Guides based on new enhanced GUI delivered by designers.
    6. Work with CIO and CSE to develop product functions including all windows, screens, installations and all related product functions.
  - Product Development
    1. Work closely with Chief Software Engineer and CIO.
  - Project Management
    1. Monitor and track all aspects of each project.
  - Timeline Monitoring
    1. Supervise all aspects of software development to ensure delivery of final product on time.
  - Create complete White Papers for All Products
    1. Fully document all aspects and functions of software in an easy to understand format.
  - Oversee all QA QC processes
    1. Identify QA QC firm.
    2. Create detailed QA process based on specific functionality of each product.
    3. Engage QA firm to test new products based on QA process.
    4. submit reports based on results

- Consultant will test and determine the correct positioning and market focus of the product, and work with Client to brand it.
- Consultant will leverage the marketing preview (public beta) process to develop the Product's installed base, mindshare and initial release outlets.
- Consultant will propose PR resources consistent with Client's budget; and engage and manage them.
- Consultant will take any additional action mutually agreed with
- Client to achieve the commercial launch of the Product, within Consultant's role as product marketing agent.
- Consultant will create beta report forms and setup beta group

Timeline for Deploying SpyBlocs and Security Toolbar
(subject to analysis and adaptive planning)

- 6 / 15 – Complete market research and competitive analysis. Complete white papers (could be published on our web site).
- 6 / 21 – Complete new GUI design
- 6 / 25 – Complete product Beta
- 6 / 30 – Submit to 1,000 beta tester
- 7 / 15 – Complete beta tester report and submit to top 5 review sites.
- 7 / 25 – Complete changes to software based on Beta testers reviews and feedback.
- **7 / 31 – Submit product to Cnet and other software download sites. Hard Launch.**
- 8 / 15 – PR release

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